Exhibit 99.1

A Randomized, Double-blind, Placebo-Controlled, Single-, Ascending-, Oral-Dose Safety, Tolerability and Pharmacokinetic Study of SP-304 in Healthy Adult Human Male and Female Volunteers Kunwar Shailubhai, Ph.D. William Gerson, D.O. Craig Talluto, Ph.D. Gary Jacob, Ph.D.

SP-304 SP-304 Uroguanylin Analog Uroguanylin Natural Hormone NDECELCVNVACTGCL GC-C Receptor Single letters denote different amino acids. Colored lines denote disulphide bonds 16-mer analog of uroguanylin Single key amino acid change Locked into stable active conformer Compact stable molecule Thermo and acid stable (100 °C, pH 2), high resistance to proteases Behaves like a small molecule drug More potent than the natural hormone NDDCELCVNVACTGCL

Physiological Mechanism of GC-C Agonists Guanylate Cyclase C (GC-C) receptors are present on luminal side of gut Orally administered SP-304 activates GC-C receptor, which leads to activation of CFTR The CFTR when activated secretes Cl- and HCO3- into intestinal lumen, along with water Enhance secretion of water in the lumen of GI tract facilitates bowel movement

Activation of chloride channels increases fluid secretion into the GI lumen Amitiza® SP-304

Purpose The purpose of this was to characterize the safety, tolerability, pharmacokinetic (PK) and pharmacodynamic (PD) effects of SP-304 in healthy volunteers

Inclusion Criteria Healthy male or female, between 18 and 64 years of age with a body mass index (BMI) between 18 and 29 kg/m2 Negative test for drugs of abuse, hepatitis B and C and HIV Abstain from caffeinated beverages, alcohol and nicotine for a period of 36 hours pre-dose through 48-hours post-dose Abstain from and have no clinical need for supplemental fiber 30 days prior to study entry

Exclusion Criteria Any pre-existing medical condition considered clinically significant by the Principal Investigator (PI) Clinically significant abnormal laboratory results at Screening Participation in a clinical trial using an investigational drug within 30 days of the Screening visit Ingested, injected, or applied any prescription, OTC, or herbal medications within 30 days prior to Day 1 dosing

Exclusion Criteria Received any treatment agents, herbs, or foods (e.g., grapefruit juice) known to inhibit or induce enzymes within the cytochrome P450 system, within 7 days prior to Day 1 dosing Taken any class of phosphodiesterase inhibitors within 3 days prior to Day 1 dosing Any episode of abnormal bowel habit (e.g., constipation or diarrhea) within 30 days of Day 1

Exclusion Criteria Failure to complete the Screening bowel movement diary accurately and completely for 7 consecutive days (during the 14 day Screening period) prior to Day 1 dosing Donation of blood (> 1 pint) within 8 weeks, donation of plasma within 2 weeks prior to the Screening visit, or receipt of blood products within 8 weeks prior to Day 1

Methods Subjects completed a 7-day bowel movement diary during the 14-day screening period 7 consecutive days Bristol Stool From Scale (BSFS) used to asses consistency of bowel movements Subjects checked into the Phase 1 unit 1 day prior to dosing Pre-dose lab tests were performed to confirm eligibility (hematology, blood chemistry, urinalysis, fecal occult blood exam, drugs of abuse)

Methods Randomized 6:2 (active:placebo) Subjects were dosed at 9:00am (fasting) PK blood draws were taken pre-dose and 0.5, 1, 1.5, 2, 3, 4, 6, 8, 12, 24, 36 and 48 hours post-dose All post-dose bowel movements were reported to Phase I unit staff Consistency of the stool was graded by the Phase I unit staff using BSFS and was recorded in a diary

Treatment Groups Cohort 1: SP-304 0.1 mg once or matching placebo Cohort 2: SP-304 0.3 mg once or matching placebo Cohort 3: SP-304 0.9 mg once or matching placebo Cohort 4: SP-304 2.7 mg once or matching placebo Cohort 5: SP-304 5.4 mg once or matching placebo Cohort 6: SP-304 8.1 mg once or matching placebo Cohort 7: SP-304 16.2 mg once or matching placebo Cohort 8: SP-304 24.3 mg once or matching placebo Cohort 9: SP-304 48.6 mg once or matching placebo

Subject Characteristics

Bristol Score of First Bowel Movement Following a Single Dose of SP-304 2.0 3.0 4.0 5.0 6.0 -1 0 1 2 3 4 5 6 7 8 Dose (mg) Bristol Score

Average time to first bowel movement through 24 hr post-dose 0:00 2:24 4:48 7:12 9:36 12:00 14:24 16:48 19:12 21:36 Placebo 0.1 0.3 0.9 2.7 5.4 8.1 16.2 24.3 48.6 Average Time ± SEM SP-304 (mg) SP-304 Single-dose data in volunteers

SP-304 improves stool consistency SP-304 Single-Dose Data 0 20 40 60 80 Placebo 0.1 0.3 0.9 2.7 5.4 8.1 16.2 24.3 48.6 % Number of Subjects n=16 n=6 n=6 n=6 n=6 n=6 n=6 n=5 n=6 n=6 Note: Bristol scores for normal and healthy subjects are between 3 and 4

SP-304 improves stool consistency * Wilcoxon Two-sample test treatment vs placebo one-sided Placebo 0.1 0.3 0.9 2.7 5.4 8.1 16.2 24.3 48.6 Single Dose (mg) Bristol Score of first BM 0 1 2 3 4 5 6 7 p < 0.05 p < 0.05 p < 0.01 p < 0.01 SP-304 Single-Dose Data

Adverse Event (AE) Profile Common Terminology Criteria for Adverse Events (CTCAE), version 3.0, was used to assess all adverse events 12 out of 63 subjects (19%) reported mild AEs All AEs resolved within 2 hours of dosing All AEs resolved within 24 hours of being reported Per CTCAE criteria, diarrhea is defined as an increase in the number of bowel movements per day compared to baseline Not based on changes in consistency as per the Bristol Stool form Scale (BSFS)

Adverse Event (AE) Profile Number of AEs Reported with an Assigned Relationship to SP-304 * Diarrhea is defined as an increase in the number of bowel movements per day compared to baseline * Adverse Event Term Number Reported % Diarrhea 8 12.70% Abdominal Discomfort 3 4.76% Nausea 2 3.17% Emesis 1 1.59% Headache 1 1.59%

Conclusions SP-304 was safe and well-tolerated across all doses No SAEs No severe diarrhea even at very high doses No systemic absorption of orally administered SP-304 SP-304 decreased the time to first bowel movement and increased the Bristol (BSFS) score